UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Senior Notes Issued by UGI International, LLC

On May 21, 2026, UGI International, LLC (“UGI International”), a wholly owned subsidiary of UGI Corporation (the “Company”), issued €300,000,000 in aggregate principal amount of its 5.000% senior notes due 2031 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of May 21, 2026, among UGI International, the guarantors named therein, U.S. Bank Trust Company, National Association, as trustee, U.S. Bank Europe DAC, as registrar and transfer agent, and U.S. Bank Europe DAC, UK Branch, as paying agent (the “Indenture”). The Notes will pay cash interest semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2026. The Notes were issued in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Repurchase Rights

At any time prior to June 1, 2028, upon not less than 10 nor more than 60 days’ notice, the Notes will be redeemable at UGI International’s option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning June 1, 2028, UGI International may redeem the Notes, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that declines (from 2.500% to 0.000%) depending on the year of redemption.

In addition, at any time prior to June 1, 2028, UGI International may redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price equal to 105.000% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of one or more equity offerings by UGI International or any direct or indirect parent of UGI International (including the Company).

The holders of the Notes will have the right to require UGI International to repurchase the Notes upon the occurrence of a change of control triggering event at an offer price equal to 101.0% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase. In addition, if UGI International or any of its restricted subsidiaries sells assets, under certain circumstances, UGI International will be required to use the net proceeds to make an offer to purchase the Notes at an offer price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the date of repurchase.

In connection with any offer to purchase all or any of the Notes (including a change of control offer, asset sale offer and any tender offer), if holders of at least 90% of the Notes outstanding prior to such date of purchase validly tender their Notes, UGI International or a third party is entitled to redeem any remaining Notes at the price offered to each holder.

Ranking

The Notes are UGI International’s and the guarantors’ senior unsecured obligations. The Notes are guaranteed by all of UGI International’s restricted subsidiaries that are borrowers under or that guarantee UGI International’s obligations under the amended and restated multicurrency facilities agreement (as amended, restated or supplemented, the “Credit Agreement”), dated as of June 19, 2024, among UGI International, as borrower, the guarantors party thereto from time to time, Natixis, société anonyme, as mandated lead arranger, agent and coordinator, and the other lenders from time to time party thereto. The note guarantees will be the senior unsecured obligations of each such guarantor. Under certain circumstances, the guarantors may be released from their note guarantees without consent of the holders of Notes. Under the terms of the Indenture, the Notes rank equally in right of payment with all of UGI International’s and the guarantors’ existing and future senior indebtedness, including borrowings under the Credit Agreement, and rank contractually senior in right of payment to UGI International’s and the guarantors’ future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to UGI International’s and the guarantors’ existing and future secured indebtedness. The Notes and guarantees are structurally subordinated to all existing and future indebtedness and liabilities (including trade payables) of UGI International’s subsidiaries that do not guarantee the Notes.

Restrictive Covenants

The Indenture contains covenants that limit UGI International’s and its restricted subsidiaries’ ability to, among other things: (i) incur additional indebtedness and guarantee indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem its capital stock; (iii) prepay, redeem or repurchase certain indebtedness; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) sell assets; (vii) incur liens; (viii) enter into transactions with affiliates; and (ix) consolidate, merge or sell all or substantially all of its assets.

Events of Default

The Indenture provides for customary events of default, including non-payment, failure to comply with covenants or other agreements in the Indenture, and certain events of bankruptcy or insolvency. If an event of default occurs and continues with respect to the Notes, the trustee or the holders of at least 30% in aggregate principal amount of the outstanding Notes may declare the entire principal amount of all the Notes to be due and payable immediately (except that if such event of default is caused by certain events of bankruptcy or insolvency, the entire principal of the Notes will become due and payable immediately without further action or notice).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Use of Proceeds

UGI International used the net proceeds of the issuance of the Notes to (i) repay short-term borrowings under UGI International’s senior unsecured revolving credit facility under the Credit Agreement (the “Revolving Credit Facility”) associated with the payment of a dividend to the Company, which was contributed to AmeriGas Partners, L.P., an indirect, wholly owned subsidiary of the Company (“AmeriGas”), and a portion of which AmeriGas has used to repay an intercompany loan owed to UGI International; (ii) repay other amounts currently outstanding under the Revolving Credit Facility; (iii) partially prepay borrowings under UGI International’s senior unsecured term loan facility under the Credit Agreement; and (iv) pay fees and expenses related to the foregoing, and the remainder will be used for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

4.1	Indenture, dated as of May 21, 2026, by and among UGI International, the guarantors named therein, U.S. Bank Trust Company, National Association, as trustee, U.S. Bank Europe DAC, as registrar and transfer agent, and U.S. Bank Europe DAC, UK Branch, as paying agent (including the form of Notes).
104	The cover page from this Current Report, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

May 22, 2026	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary